July 8, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20548-7561

Dear Sirs /Madams:

We have read Exhibit 14 (a)(4) of Financial Investors Trust's Form N-CSR dated July 8, 2024, and agree with the statements.

Yours truly,